                                                                   EXHIBIT 10.3


                           ASSET PURCHASE AGREEMENT


                                     AMONG


                            BLUE RHINO CORPORATION


                                      AND


                              BISON VALVE, L.L.C.


                                      AND

                               MICHAEL A. WATERS

                           ASSET PURCHASE AGREEMENT

     Agreement entered into on as of September 17, 1999, among Blue Rhino Corporation, a Delaware corporation (the "Buyer"), on the one hand and Bison Valve, L.L.C., an Illinois limited liability company ("Bison"), and Michael A. Waters ("Waters") (collectively Bison and Waters are referred to herein as the "Sellers"). The Buyer and the Sellers are referred to collectively herein as the "Parties."

     This Agreement contemplates a transaction in which the Buyer will purchase certain of the assets and assume certain of the liabilities of the Sellers in return for the cancellation of the Convertible Note, and all interest due thereunder, cash consideration, the Buyer Warrant and the Deferred Purchase Price payments.

     Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

     1.   Definitions.
          -----------

     "Accredited Investor" has the meaning set forth in Regulation D promulgated under the Securities Act.

     "Acquired Assets" means all right, title, and interest in and to (a) all assets of Bison directly relating to or necessary for the manufacture or sale of the OPD Valve, consisting of all tangible personal property (such as machinery, equipment, inventories of raw materials and supplies, manufactured and purchased parts, goods in process and finished goods, tools, jigs, molds and dies) listed on Schedule 1(a), (b) the OPD Intellectual Property, goodwill associated therewith, licenses and sublicenses granted and obtained with respect thereto, and rights thereunder, remedies against infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions (c) Bison's accounts, notes, and other receivables arising from the sale of the OPD Valve,
(d) Bison's claims, deposits, prepayments, refunds, causes of action, chooses in action, rights of recovery, rights of set off (except those which could be asserted against any Person making a claim against Bison which claim was not included as an Assumed Liability) and rights of recoupment, (e) Bison's assignable approvals, permits, licenses, orders, registrations, certificates, variances, and similar rights obtained from governments and governmental agencies relating to the manufacture, import or sale of the OPD Valve by Bison, and (f) books, records, ledgers, files, documents, correspondence, lists, drawings, and specifications, creative materials, advertising and promotional materials, studies, reports, and other printed or written materials related to the manufacture or sale of the OPD Valve; provided, however, that the Acquired
                                          -----------------
Assets shall not include (i) any documents relating to the organization, maintenance, and existence of Bison as a limited liability company, (ii) any of the rights of the Sellers under this Agreement (or under any side agreement between any Seller on the one hand and the Buyer on the other hand entered into on or after the date of this Agreement), (iii) any of the assets listed on
Schedule 1,  (iv) assets relating to either the propane heater, cylinder or

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cylinder valve business of the Sellers or Cash on hand.

     "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

     "Affiliated Group" means any affiliated group within the meaning of Code
Section 1504(a) or any similar group defined under a similar provision of state, local, or foreign law.

     "Assumed Liabilities" means (a) up to $50,000 of Bison's trade accounts payable as reflected or included on the Most Recent Balance Sheet or incurred by Bison between the date of the Most Recent Balance Sheet and the Closing Date in the Ordinary Course of Business, consistent with past practices of Bison and without violation of this Agreement, that have not been satisfied or discharged (unless with borrowed funds, in which case the loan will be assumed in place of the account payable) on or prior to the Closing Date (b) the liabilities for payment under and performance of all contracts included in the Acquired Assets provided, however, that the Assumed Liabilities shall not include (i) any
-----------------
Liability of any Seller for Taxes, (ii) any Liability of any Seller for the unpaid Taxes of any Person under Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise, (iii) any obligation of any Seller to indemnify any Person (including any of the Seller Members) by reason of the fact that such Person was the manager, officer, employee, or agent of Bison or was serving at the request of any such entity as a partner, trustee, director, officer, employee, or agent of another entity (whether such indemnification is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such indemnification is pursuant to any statute, charter document, bylaw, agreement, or otherwise), (iv) any Liability of any Seller arising under an Employee Benefit Plan that the Seller maintains, or (v) any Liability arising out of product liability claims related to OPD Valves designed, manufactured, imported or sold by any Bison, or (vi) any Liability or obligation of any Seller under this Agreement (or under any side agreement between any Seller on the one hand and the Buyer on the other hand entered into on or after the date of this Agreement).

     "Average Closing Price" means the average closing price for a share of the Buyer's common stock, as listed in The Wall Street Journal, Central Edition, for the five trading days prior to the date of this Agreement.

     "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or reasonably could be expected to form the basis for any specified consequence.

     "Benchmark Price" has the meaning set forth in Section 2(g).

     "Bison" has the meaning set forth in the preface above.

     "Bison Manager" means Waters.

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     "Buyer" has the meaning set forth in the preface above.

     "Buyer Warrant" means a warrant, in the form attached hereto as Exhibit A, to acquire 100,000 shares of the Common Stock, at an exercise price equal to the Average Closing Price as of the Closing Date.

     "Cash" means cash and cash equivalents (including marketable securities and short term investments) calculated in accordance with GAAP applied on a basis consistent with the preparation of the Financial Statements.

     "Closing" has the meaning set forth in Section 2(d) below.

     "Closing Date" has the meaning set forth in Section 2(d) below.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Common Stock" means the Buyer's Common Stock, par value $.001 per share.

     "Convertible Note" means the Convertible Note, dated as of February 12, 1998, issued by Bison payable to the Buyer.

     "Cost of Goods Sold" has the meaning set forth in Section 2(g)(i).

     "Deferred Purchase Price" has the meaning set forth in Section 2(g).

     "Deferred Payment Term" has the meaning set forth in Section  2(g)(i).

     "Disclosure Schedule" has the meaning set forth in Section 3 below.

     "Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit or other retirement, bonus, or incentive plan or program.

     "Employee Pension Benefit Plan" has the meaning set forth in ERISA Section 3(2).

     "Employee Welfare Benefit Plan" has the meaning set forth in ERISA Section 3(1).

     "Environmental, Health, and Safety Requirements" shall mean all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the

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environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, each as amended and as now or hereafter in effect.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Fair Market Value" has the meaning set forth in Section 2(g)(i).

     "Financial Statement" has the meaning set forth in Section 3(g) below.

     "First Patent Application" means patent application number 09/039,663 filed with the United States Patent and Trademark Office on March 16, 1998 and including the results of any amendments, continuations, continuation in part, divisionals, re-examinations, re-issues similar procedures

     "GAAP" means United States generally accepted accounting principles as in effect from time to time.

     "Gross Profits" has the meaning set forth in Section 2(g)(i).

     "Indemnification Agreement" means the Indemnification Agreement among the Buyer, Bison and Waters entered into concurrently herewith and attached hereto as Exhibit B.

     "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

     "Intellectual Property Assignment" means the Intellectual Property Assignment attached hereto as Exhibit C-2.

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     "Knowledge" means actual knowledge of  Waters.

     "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

     "License Agreement" means the License Agreement, dated as of February 12, 1998, by and between Waters and Bison, attached hereto as Exhibit B.

     "Most Recent Balance Sheet" means the balance sheet contained within the Financial Statements.

     "Most Recent Fiscal Quarter End" has the meaning set forth in Section 3(g) below.

     "Multiemployer Plan" has the meaning set forth in ERISA Section 3(37).

     "New License Agreement" means the License Agreement, dated of even date herewith between the Buyer and Waters, attached hereto as Exhibit D.

     "OPD Intellectual Property" means all Intellectual Property related to the OPD Valve but shall not include any Intellectual Property relating to either the propane heater, cylinder or cylinder valve (other than the OPD Valve) businesses of the Sellers.

     "OPD Valve" means the invention that is the subject of the License
Agreement.

     "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

     "OPD Patent" means any patent which may be issued in the future with respect to the OPD Valve as applied for in the Patent Applicaitons.

     "Patent Applications" means the First Patent Application and the Second Patent Application.

     "Party" has the meaning set forth in the preface above.

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "Person" means an individual, a partnership, a corporation, a limited liability company, a legal entity, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

     "Purchase Price" has the meaning set forth in Section 2(c) below.

                                       6
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     "Second Patent Application" means patent application number 09/362,791 filed with the United States Patent and Trademark Office on July 28, 1999 and including the results of any amendments, continuations, continuation in part, divisionals, re-examinations, re-issues similar procedures

     "Securities Act" means the Securities Act of 1933, as amended.

     "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest.

     "Subsidiary" means any corporation or other Person with respect to which a specified Person (or a Subsidiary thereof) owns more than eighty percent (80%) of the equity interests.

     "Sellers" has the meaning set forth in the preface above.

     "Seller LLC Agreement" means the Operating Agreement of the Bison, dated as of February 12, 1998.

     "Seller Member" means any person who or which is a member of Bison.

     "Seller Membership Interest" means the membership interests of Bison.

     "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, environmental (including taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

     "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "Trademark Assignment" means the Trademark Assignment in the for attached hereto as Exhibit C-1.

     "Waters" has the meaning set forth in the preface above.

     2.   Basic Transaction.
          -----------------

     (a)  Purchase and Sale of Assets.  On and subject to the terms and
          ---------------------------
conditions of this Agreement, the Buyer agrees to purchase from the Sellers, and the Sellers agree to sell, transfer, convey, and deliver to the Buyer, all of the Acquired Assets at the Closing for the consideration specified below in this
Section 2.

     (b)  Assumption of Liabilities.  On and subject to the terms and conditions
          -------------------------
of this Agreement, the Buyer agrees to assume and become responsible for all of the Assumed Liabilities at the Closing. The Buyer will not assume or have any responsibility, however, with respect to any other obligation or Liability of the Sellers not included within the definition of Assumed Liabilities.

     (c)  Purchase Price.  The Purchase price shall consist of (i) the
          --------------
cancellation of the Convertible Note and any accrued and unpaid interest due thereunder, (ii) the payment of $1,123,000 in cash and (iii) the Buyer Warrant,
(iv) the assumption of the Assumed Liabilities and (v) the Deferred Purchase Price payments payable to Waters.

     (d)  The Closing.  The closing of the transactions contemplated by this
          -----------
Agreement (the "Closing") shall take place at the offices of Pedersen & Houpt in Chicago, Illinois, commencing at 11:00 a.m. local time on or before September 30, 1999 or such other date as the Parties may mutually determine (the "Closing Date").

     (e)  Deliveries at the Closing.  At the Closing,
          -------------------------

          (i) Sellers shall deliver to the Buyer:

              (A) the various certificates, instruments, and documents referred to in Section 6(a) below and;

              (B) a Trademark Assignment in the form attached hereto as Exhibit C-1,

              (C) an Intellectual Property Assignment in the form attached hereto as Exhibit C-2;

              (D) an Assignment and Assumption Agreement the form attached hereto as Exhibit C-3;

              (E) a termination of the License Agreement;

              (F) the New License Agreement;

              (G) copies of all necessary third-party consents; and

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              (H) such other instruments of sale, transfer, conveyance, and assignment as the Buyer and its counsel reasonably may request, including an Amendment of Bison's Articles of Organization to effectuate a change of name which shall be filed by the Bison within 15 days of the Closing Date.

        (ii)  the Buyer will deliver to the Sellers:

              (A) the various certificates, instruments, and documents referred to in Section 6(b) below;

              (B) the Convertible Note marked "canceled and paid in full";

              (C) Cash in the amount of $1,123,000 payable by wire transfer or delivery of other immediately available funds:

              (D) the fully executed Buyer Warrant;

              (E) the Assignment and Assumption Agreement in the form attached hereto as Exhibit C-3;

              (F) the New License Agreement; and

              (G) such other instruments of assumption as the Sellers and its counsel reasonably may request.

   (f)  Allocation.  The Parties agree to allocate the Purchase Price (and all
        ----------
other capitalizable costs) among the Acquired Assets for all purposes (including financial accounting and tax purposes) in accordance with the allocation schedule attached hereto as Exhibit E.

   (g)  Deferred Purchase Price.
        -----------------------

        (i) The "Deferred Purchase Price " shall mean payments from the Buyer to Waters pursuant to the Schedule of Deferred Payments within thirty (30) days of the close of each and every calendar quarter for the life of the OPD Patent or twenty-two years, whichever is less (the "Deferred Payment Term") except that Buyer shall make Deferred Purchase Price payments to Waters for the last quarter of the year within ninety (90) days of the close of each and every calendar year of the Deferred Payment Term, at which time adjustments, if any, to Gross Profit and payments will be made based on fiscal year end audited financial statements of the Buyer. The Schedule of Deferred Payments in Section 2(g)(ii) below is based on the Benchmark Price at open market (the "Fair Market Value") of the OPD Valve and the gross profits from sales of the OPD Valve (the "Gross Profits"). For purposes of this Agreement, "Benchmark Price" shall mean the price at which the OPD Valves are sold, unless otherwise agreed by the parties in good faith. In the event OPD

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     Valves are sold as a component of other products sold by the Buyer, the
     Benchmark Price for such OPD Valves shall equal the Benchmark Price determined by reference to the average sales price for OPD Valves over the previous ninety (90) days in sales which the OPD Valves were not sold as a component of another product. For purposes of this Agreement, Gross Profits shall mean the profit from sales of OPD Valves at Fair Market Value minus all Costs of Goods Sold. For purposes of this Agreement, "Costs of Goods Sold" shall mean cost of material, direct labor, subcontract production, warranty on a cash basis including only the cost of and freight for replacement units, duty, freight in, shop supplies, and shipping supplies and production machinery depreciation and production tooling depreciation, as determined in accordance with generally accepted accounting principles consistently applied. Buyer's Deferred Purchase Price payments to Waters shall be accompanied by a report setting forth, Fair Market Value, Gross Profit, and sales of the OPD Valves for the appropriate period(s). Buyer will keep records showing the products sold or otherwise disposed of during the Term in such detail as to enable the amounts payable hereunder to be easily determined. Buyer shall also permit its books and records to be examined by Waters up to twice annually to the extent necessary to verify the sales, Gross Profit, Fair Market Value, Cost of Goods Sold, and payments provided for herein. Such examination shall be made during normal business hours, at times convenient to Waters and Buyer.

          (ii) Schedule of Deferred Payments

               Deferred Purchase Price payments to be made on behalf of OPD Valves shall be made according to the following schedule:

               (A) If Gross Profits are greater than or equal to seventy percent (70%) of the Fair Market Value sales of the OPD Valves, then the Deferred Purchase Price payments shall be twelve and one-half percent (12.5%) of the Fair Market Value sales of the OPD Valves.

               (B) If Gross Profits are greater than or equal to sixty percent (60%) but less than seventy percent (70%) of the Fair Market Value sales of the OPD Valves, then the Deferred Purchase Price payments shall be ten percent (10%) of the Fair Market Value sales of the OPD Valves.

               (C) If Gross Profits are greater than or equal to fifty percent (50%) but less than sixty percent (60%) of the Fair Market Value sales of the OPD Valves, then the Deferred Purchase Price payments shall be seven and one-half percent (7.5%) of the Fair Market Value sales of the OPD Valves.

               (D) If Gross Profits are greater than or equal to forty percent (40%) but less than fifty percent (50%) of the Fair Market Value sales of the OPD Valves, then the Deferred Purchase Price payments shall be five percent (5%) of the Fair Market

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

          Value sales of the OPD Valves.

               (E) If Gross Profits are less than forty percent (40%) of the Fair Market Value sales of the OPD Valves, then the Deferred Purchase Price payments shall be two and one-half percent (2.5%) of the Fair Market Value sales of the OPD Valves.

     3.   Representations and Warranties of the Sellers.  Bison represents and
          ---------------------------------------------
warrants to the Buyer that the statements that are made by Bison contained in this Section 3 are correct and complete as applied to Bison as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3), except as set forth in the disclosure schedule accompanying this Agreement and initialed by the Parties (the "Disclosure Schedule"). Waters represents and warrants that the statements that are made by Waters in this Section 3 are correct ad complete as applied to Waters as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement) except as set forth on the Disclosure Schedule The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 3.

     (a)  Organization of the Seller.  Bison represents that it is a limited
          --------------------------
liability company, duly organized, validly existing, and in good standing under the laws of the State of Illinois.

     (b)  Authorization of Transaction.  (i) Bison represents that it has full
          ----------------------------
power and authority (including full company power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. Without limiting the generality of the foregoing, the Seller Members and the Bison Manager have duly authorized the execution, delivery, and performance of this Agreement by Bison. This Agreement constitutes the valid and legally binding obligation of Bison, enforceable in accordance with its terms and conditions and
(ii) Waters represents that he has full power and authority to execute and deliver this Agreement and to perform his obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Waters, enforceable in accordance with its terms and conditions.

     (c)  Non-contravention.  Sellers represent that neither the execution and
          -----------------
the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any Seller is subject or any provision of the Seller LLC Agreements or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which any Seller is a party or by which any Seller is bound or to which any of the Acquired Assets is subject (or result in the imposition of any Security Interest upon any of the Acquired Assets). With the exception of the filing of the Trademark Assignment and Intellectual Property Assignment with the United States Patent and Trademark Office, the Sellers have not and are not required to (i) give any notice to, (ii) make any filing with or (iii) obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in Section 2 above).

     (d) Brokers' Fees.  The Sellers have not engaged nor authorized any broker,
         -------------
investment banker or third party to act on the Sellers' behalf, either directly or indirectly, as a broker, finder or advisor in connection with the transaction contemplated hereby.

     (e) Title to Assets.  Bison and Waters each have good and marketable title
         ---------------
to the Acquired Assets to be transferred by each hereunder, free and clear of all Security Interests and any restrictions on transfer.

     (f) Subsidiaries.  [Intentionally Omitted]
         ------------

     (g) Financial Statements.  Bison and Waters represent that attached hereto
         --------------------
as Exhibit F are unaudited balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal quarter ended June 30, 1999 (the "Most Recent Fiscal Quarter End") for Bison (the "Financial Statements"). The Financial Statements (including any notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, subject only to normal year end adjustments and notes, present fairly the financial condition of Bison as of such dates and the results of operations of the Bison for such periods as limited by the notes therein, are materially correct and complete, and are consistent with the books and records of Bison (which books and records are materially correct and, except as noted therein complete).

     (h) Events Subsequent to Most Recent Fiscal Quarter End.  Since the Most
         ---------------------------------------------------
Recent Fiscal Quarter End:

         (i) no Seller has sold, leased, transferred, or assigned any of the Acquired Assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

         (ii) no Seller has entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) affecting the Acquired Assets either involving more than $22,000 or outside the Ordinary Course of Business;

         (iii) no party (including any Seller) has accelerated, terminated, modified, or canceled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $22,000 to which any Seller is a party or by which it is bound;

         (iv) no Seller has imposed any Security Interest upon any of the Acquired Assets;

          (v) no Seller has canceled, compromised, waived, or released any right or claim (or series of related rights and claims) affecting the Acquired Assets either involving more than $22,000 or outside the Ordinary Course of Business;

          (vi) no Seller has granted any license or sublicense of any rights under or with respect to any of the Intellectual Property included in the Acquired Assets except for the License Agreement and the Manufacturing Agreement with Achiever Industries, Ltd.;

          (vii) there has been no change made or authorized in the Seller LLC Agreements;

          (viii) Bison has not issued, sold, or otherwise disposed of any of its equity, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its equity;

          (ix) Bison has not has declared, set aside, or made any distribution with respect to its equity (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its equity except distributions of proceeds from the transactions pursuant to this Agreement;

          (x) no Seller has experienced any damage, destruction, or loss (whether or not covered by insurance) to any of the Acquired Assets; and

          (xi) no Seller has committed to do any of the foregoing and to the best of each Seller's knowledge, none of the foregoing is reasonably likely to occur in the foreseeable future.

     (i)  Undisclosed Liabilities. Bison does not have any Liability, except for
          -----------------------
(i) Liabilities set forth on the face of the Most Recent Balance Sheet or in the notes thereto; (ii) Liabilities which have arisen after the Most Recent Fiscal Quarter End in the Ordinary Course of Business; (iii) Liabilities which are not Assumed Liabilities and were incurred in connection with the business of Bison other than the OPD Valve business; and (iv) Liabilities which are unknown to Waters and Bison. Nothing in this representation shall limit the obligation of the Sellers under the Indemnification Agreement to indemnify the Buyer for any losses suffered by the Buyer as a result of any Liabilities of the Sellers other than the Assumed Liabilities.

     (j)  Legal Compliance.  The Sellers have complied with all material
          ----------------
applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) related to the Acquired Assets the failure to comply with which would have a material adverse affect on the business of Bison or the Acquired Assets and neither Seller has received any notice of any action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice which has been filed or commenced against either Seller alleging any failure so to comply.

          (k)  Tax Matters.
               -----------

               (i) Bison has filed or caused to be filed on a timely basis all Tax Returns that are or were required to be filed by or with respect to it. Bison shall make available to Buyer copies of, and Schedule 3(k) hereof contains a complete and accurate list of, all such Tax Returns relating to income or other Taxes filed since February 12, 1998. Bison has paid all Taxes that have or may have become due pursuant to those Tax Returns, or pursuant to any assessment received by any Seller or any Seller Member or Manager of Bison.

               (ii) No deficiency for Taxes has been claimed, proposed or assessed against Bison. There are not pending, nor to Bison's knowledge, threatened audits, investigations, or claims for or relating to additional liability in respect of Taxes owed by Bison. All Taxes that Bison is or was required by applicable legal authority or otherwise to withhold or collect have been duly withheld or collected and have been paid to the proper governmental body or other Person. All Tax Returns filed by Bison are materially true, correct, and complete. Bison has never been audited and has no knowledge of any future IRS or other tax authority audits.

               (iii) [Intentionally Omitted]

               (iv)  [Intentionally Omitted]

               (v)   [Intentionally Omitted]

               (vi)  [Intentionally Omitted].

               (vii) [Intentionally Omitted].

          (l)  Real Property. [Intentionally Omitted]
               -------------

          (m)  Intellectual Property.
               ---------------------

               (i) To the knowledge of the Sellers, the Sellers own or have the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary to manufacture, market, use and/or sell the OPD Valve. Bison and Waters jointly and severally warrant and represent that Waters with Chan Yet, owns all Intellectual Property that is being licensed pursuant to the License Agreement, that Waters is the sole registered applicant on the First Patent Application and Waters and Chan Yet are the registered applicant on the Second Patent Application.

               (ii) To the knowledge of the Sellers, none of the Sellers has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any

          Intellectual Property rights of third parties in connection with the manufacture, use or sale of the OPD Valve, and none of the Sellers, Seller Members or officers (and employees with responsibility for Intellectual Property matters) of any Seller has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that any Seller must license or refrain from using any Intellectual Property rights of any third party in connection with the manufacture, use or sale of the OPD Valve). To the Knowledge of any Seller or Seller Member and Bison Manager (and employees with responsibility for Intellectual Property matters), no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any OPD Intellectual Property rights of any Seller other than Intellectual Property rights of Waters which are not related to the OPD Valve or business of Bison.

               (iii) Neither Bison nor Waters has granted to any third party any license, agreement or other permission with respect to, or any other current or future rights in, any of its OPD Intellectual Property, including rights in any now existing or hereafter filed or granted domestic or foreign patent applications or patents, except those manufacturers of OPD Valves specifically listed on Section 3(m)(iii) of the Disclosure Schedule. Section 3(m)(iii) of the Disclosure
          Schedule identifies each trade name or registered or unregistered trademark used by Bison in connection with the OPD Valve. There are no actions, suits, proceedings, hearings, investigations, charges, complaints, claims, or demands pending and, to the Knowledge of Sellers, none are threatened which challenge the legality, validity, enforceability, use, or ownership of the License Agreement, the Intellectual Property licensed under the License Agreement or the names and marks listed in Section 3(m)(iii) of the Disclosure Schedule. No Seller has ever agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to any of the Intellectual Property.

               (iv) Other than the License Agreement and computer software which was not written for the Sellers, there is no item of Intellectual Property that any third party owns and that Bison uses pursuant to license, sublicense, agreement, or permission in connection with the manufacture, use or sale of the OPD Valve.

               (v) The Patent Applications include all of the patent applications now owned or existing and filed by Assignor with respect to the OPD Valve in the United States and in any other country. The Sellers are not the holders of any United States or foreign patents with respect to the OPD Valve.

          (n)  Tangible Assets. [Intentionally Deleted].
               ---------------

          (o)  Inventory.  The inventory of Bison consists of raw materials and
               ---------
supplies, manufactured and purchased parts, goods in process, and finished goods, all of which is merchantable and fit for the purpose for which it was procured or manufactured, and none of which is slow-moving, obsolete, damaged, or defective, subject only to the reserve for inventory writedown set forth on the face of the Most Recent Balance Sheet as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Sellers.

          (p)  Contracts.  Section 3(p) of the Disclosure Schedule lists the
               ---------
following contracts and other agreements related to the OPD Valve to which Bison is a party:

               (i) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $2,000 per annum;

               (ii) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a material loss to Bison, or involve consideration in excess of $2,000;

               (iii) any agreement concerning a partnership or joint venture;

               (iv) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $2,000 or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

               (v)   any agreement concerning confidentiality or noncompetition;
          and

               (vi) any agreement involving any of the Seller Members and their Affiliates (other than the Sellers).

     Sellers have delivered to the Buyer a correct and complete copy of the License Agreement. With respect to the License Agreement: (A) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the License Agreement; (B) no party has repudiated any provision of the License Agreement; and (C) other than the sublicenses to the manufacturers set forth in Schedule 3 (m)(iii); Neither Seller has granted any sublicense or similar right with respect to the License Agreement.

          (q)  Notes and Accounts Receivable.  [Intentionally omitted].
               -----------------------------

          (s)  Insurance.  The Sellers carry insurance, which is adequate in
               ---------
character and amount, with reputable insurers, covering all of the Acquired
Assets.   With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect; (B) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above); (C) neither the Sellers nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (D) no party to the policy has repudiated any provision thereof. The Sellers have been covered since its formation by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period. Section 3(s) of the Disclosure Schedule describes any self-insurance arrangements affecting the Sellers and lists each insurance policy currently or previously in effect with respect to the Acquired Assets.

          (t)  Litigation.  [Intentionally Omitted].
               ----------

          (u)  Product Warranty.  Each product manufactured, sold, leased, or
               ----------------
delivered by the Sellers has been in conformity with all applicable contractual commitments and all express and implied warranties, and no Seller has any Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Sellers. No product manufactured, sold, leased, or delivered by any Seller is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease. Section 3(u) of the Disclosure Schedule includes copies of the standard terms and conditions of sale or lease for the Sellers (containing applicable guaranty, warranty, and indemnity provisions). The OPD Valve has received Underwriters Laboratories' approval.

          (v)  Product Liability.  Except as set forth on Schedule 3(v), to the
               -----------------
Knowledge of Bison, Bison has no Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against Bison giving rise to any Liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of the OPD Valve.

          (w)  Employees. [Intentionally Omitted].
               ---------

          (x)  Employee Benefits. [Intentionally Omitted].
               -----------------

          (y)  Guaranties. [Intentionally Omitted].
               ----------

          (z)  Environmental, Health, and Safety Matters. To the best of each
               -----------------------------------------
Seller's Knowledge, each Seller has materially complied and is in material compliance with all material Environmental, Health, and Safety Requirements in connection with the manufacture, transportation and storage of the OPD Valve.

          (aa) Certain Business Relationships With the Sellers. [Intentionally
               -----------------------------------------------
Omitted]

          (bb) Disclosure. [Intentionally Omitted.]
               ----------

          (cc) Investment.  The Seller (i) understands that the Buyer Warrant
               ----------
has not been, and will not be, registered under the Securities Act, or under any state securities laws, and is being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (ii) is acquiring the Buyer Warrant solely for its own account for investment purposes, and not with a view to the distribution thereof (except to the Seller Members),
(iii) is a sophisticated investor with knowledge and experience in business and financial matters, (iv) has received certain information concerning the Buyer and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Buyer Warrant, (v) is able to bear the economic risk and lack of liquidity inherent in holding the Buyer Warrant, and (vi) is an Accredited Investor.

          4.   Representations and Warranties of the Buyer.  The Buyer
               -------------------------------------------
represents and warrants to the Sellers that the statements contained in this
Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this
Section 4).

          (a)  Organization of the Buyer.  The Buyer is a corporation duly
               -------------------------
organized, validly existing, and in good standing under the laws of the State of Delaware.

          (b)  Authorization of Transaction.  The Buyer has full power and
               ----------------------------
authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions.

          (c)  Noncontravention.  Neither the execution and the delivery of this
               ----------------
Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above and the issuance by Buyer of the Buyer Warrant and delivery of stock to Seller upon exercise thereof), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its charter or bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject. The Buyer does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in Section 2 above).

          (d)  Brokers' Fees.  The Buyer has not engaged nor authorized any
               -------------
broker, investment banker or third party to act on the Buyer's behalf, either directly or indirectly, as a broker, finder or advisor in connection with the transaction contemplated hereby.

          (e)  Buyer Stock. [Intentionally Omitted].
               -----------

          (f)  Buyer Warrant.  When issued, the Buyer Warrant shall be free of
               --------------
all Liabilities and shall evidence the binding agreement of Buyer, enforceable against Buyer in accordance with its terms.

          (g)  Buyer Warrant Stock.  Upon exercise of the Buyer Warrant and
               -------------------
payment of the purchase price of the stock to be issued thereunder by the holder of the Buyer Warrant, such stock (i) will be fully paid and non assessable (ii) will be free from restrictions on transfer (iii) will have been transferred in a transaction that is the subject of an effective registration statement.

          5.   Pre-Closing Covenants.  The Parties agree as follows with respect
               ---------------------
to the period between the execution of this Agreement and the Closing.

          (a)  General. Each of the Parties will use its reasonable best efforts
               -------
to take all action and to do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 6 below).

          (b)  Notices and Consents.  The Sellers will give any notices to third
               --------------------
parties, and the Sellers will use their reasonable best efforts to obtain any third party consents, that the Buyer reasonably may request in connection with the matters referred to in Section 3(c) above. Each of the Parties will give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section 3(c) and Section 4(c) above.

          (c)  Operation of Business.  Bison will not engage in any practice,
               ---------------------
take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, Bison will not (i) declare, set aside, or pay any distribution to the Seller Members, (ii) purchase, or otherwise acquire any membership units of the Bison, (iii) modify the terms of the License Agreement except pursuant to the written request of Buyer to effect the Closing, or (iv) otherwise engage in any practice, take any action, or enter into any transaction of the sort described in Section 3(h) above.

          (d)  Preservation of Business.  Bison will keep its business and
               ------------------------
properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

          (e)  Full Access.  Bison will permit representatives of the Buyer to
               -----------
have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of Bison, to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to Bison.

          (f)  Notice of Developments.  Each Party will give prompt written
               ----------------------
notice to the other Party of any material adverse development causing a breach of any of its own representations and warranties in Section 3 and Section 4 above. No disclosure by any Party pursuant to this Section 5(f), however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

          (g)  Exclusivity.  The Sellers will not (i) solicit, initiate, or
               -----------
encourage the submission of any proposal or offer from any Person relating to the acquisition of any membership units or other voting securities, or any substantial portion of the assets, of Bison (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. The Sellers will notify the Buyer immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

          (h)  Title Insurance. [Intentionally Omitted].
               ---------------

          (i)  Non-Exercise.  The Buyer shall not exercise any rights or
               ------------
remedies, including its right to convert debt into units, under the Convertible Note.

          (j)  Public Disclosures.  Buyer will provide to Sellers simultaneously
               -------------------
with the filing thereof copies of all filings of Buyer with the S.E.C. and all press releases or other public disclosures of Buyer relating to this acquisition.

          6.   Conditions to Obligation to Close.
               ----------------------------------

          (a)  Conditions to Obligation of the Buyer.  The obligation of the
               -------------------------------------
Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

               (i) the representations and warranties set forth in Section 3 above shall be true and correct in all material respects at and as of the Closing Date;

               (ii) the Sellers shall have performed and complied with all of their covenants hereunder in all material respects through the Closing;

               (iii) the Sellers shall have procured all of the third party consents specified in Section 5(b) above;

               (iv) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (C) affect adversely the right of the Buyer to own the Acquired Assets and to operate the former businesses of the Sellers;

               (v) the Sellers shall have delivered to the Buyer a certificate to the effect that each of the conditions specified above in Section 6(a)(i)-(iv) is satisfied in all respects;

               (vi) all actions to be taken by the Sellers in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyer.

          (b)  Conditions to Obligation of the Sellers.  The obligation of the
               ---------------------------------------
Sellers to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

               (i) the representations and warranties set forth in Section 4 above shall be true and correct in all material respects at and as of the Closing Date;

               (ii) the Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

               (iii) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

               (iv) the Buyer shall have delivered to the Sellers a certificate to the effect that each of the conditions specified above in Section 6(b)(i)-(iii) is satisfied in all respects;

               (v) all actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Sellers.

          7.   Termination.
               ------------

          (a)  Termination of Agreement.  Certain of the Parties may terminate
               ------------------------
this Agreement as provided below:

               (i) the Buyer and the Sellers may terminate this Agreement by mutual written consent at any time prior to the Closing;

               (ii) the Buyer may terminate this Agreement by giving written notice to the Sellers at any time prior to the Closing (A) in the event any Seller has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Buyer has notified the Sellers of the breach, and the breach has continued without cure for a period of 15 days after the notice of breach or (B) if the Closing shall not have occurred on or before September 30, 1999 (or such later date as is necessary to allow for the completion of any 15 day cure period provided for under subsection
          (A)), by reason of the failure of any condition precedent under
          Section 6(a) hereof (unless the failure results primarily from the Buyer itself breaching any representation, warranty, or covenant contained in this Agreement); and

               (iii) the Sellers may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing (A) in the event the Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Sellers have notified the Buyer of the breach, and the breach has continued without cure for a period of 15 days after the notice of breach, (B) if the trading in the stock of the Buyer is halted, an investigation of the Buyer by the S.E.C. is commenced or the Buyers stock is delisted or (C) if the Closing shall not have occurred on or before September 30, 1999 (or such later date as is necessary to allow for the completion of any 15 day cure period provided for under subsection (A)), by reason of the failure of any condition precedent under Section 6(b) hereof (unless the failure results primarily from the Seller itself breaching any representation, warranty, or covenant contained in this Agreement).

          (b)  Effect of Termination.  If any Party terminates this Agreement
               ---------------------
pursuant to Section 7(a) above, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party (except for any Liability of any Party then in breach).

          8.   Miscellaneous.
               --------------

          (a)  Survival of Representations and Warranties.  All of the
               ------------------------------------------
representations and warranties of the Parties contained in this Agreement shall survive the Closing hereunder as and to the extent provided in the Indemnification Agreement, which provides the sole remedy of the Buyer after Closing for any claims of breach of any representation or warranty.

          (b)  Press Releases and Public Announcements. No Party shall issue any
               ---------------------------------------
press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the other Party; provided, however, that any Party may make any public disclosure it
             -----------------
believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Party prior to making the disclosure and will, in any event, provide a copy of any such disclosure (including transcripts of any analysts' meetings or conference calls) within two business days of its release).

          (c)  No Third-Party Beneficiaries. This Agreement shall not confer any
               ----------------------------
rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

          (d)  Entire Agreement.  This Agreement (including the documents
               ----------------
referred to herein and agreements executed and delivered pursuant hereto) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

          (e)  Succession and Assignment.  This Agreement shall be binding upon
               -------------------------
and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party; provided, however, that the Buyer may (i) assign
                             -----------------
any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

          (f)  Counterparts.  This Agreement may be executed in one or more
               ------------
counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

          (g)  Headings.  The section headings contained in this Agreement are
               --------
inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

          (h)  Notices.  All notices, requests, demands, claims, and other
               -------
communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given two days after it is sent by registered or certified mail, return receipt requested, postage prepaid, and on the day after it is sent by next day air courier or ground messenger service or by telecopy and on the day of actual delivery by personal delivery, and addressed to the intended recipient as set forth below:

          If to the Sellers:            Michael A. Waters
                                        1520 Commerce Drive
                                        Elgin, Illinois 60123
                                        Fax: (847) 888-1496
     With a copy to the Seller's
          attorneys:                    Vance L. Liebman, Esq.
                                        Levin & Funkhouser, Ltd.
                                        55 West Monroe Street, Suite 2410
                                        Chicago, Illinois 60603
                                        Fax: (312) 641-2640

          If to the Buyer:              Blue Rhino Corporation
                                        104 Cambridge Plaza Drive
                                        Winston-Salem, North Carolina 27104
                                        Attention: Mark Castaneda
                                        Fax: (336) 659-6750

          With a copy to the Buyer's    John H. Muehlstein, Esq.
          attorneys:                    Pedersen & Houpt, P.C.
                                        161 North Clark Street, Suite 3100
                                        Chicago, Illinois 60601
                                        Fax: (312) 641-6895

     Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

          (i)  Governing Law.  This Agreement shall be governed by and construed
               -------------
in accordance with the domestic laws of the State of Illinois without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Illinois.

          (j)  Amendments and Waivers.  No amendment of any provision of this
               ----------------------
Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Seller. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

          (k)  Severability. Whenever possible, each provision of this Agreement
               ------------
shall be construed and interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement or the application thereof to any party or circumstance shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition without invalidating the remainder of such provision or any other provision of this Agreement or the application of such provision to other parties or circumstances.

          (l)  Expenses.  Each of the Buyer, the Sellers, and the Seller Members
               --------
will bear his or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

          (m)  Construction. The Parties have participated jointly in the
               ------------
negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

          (n)  Incorporation of Exhibits and Schedules.  The Exhibits and
               ---------------------------------------
Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

          (o)  Specific Performance. Each of the Parties acknowledges and agrees
               --------------------
that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity.

                     [The next page is the Signature Page]

          IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                         SELLERS:  BISON VALVE, L.L.C.



                                   By /s/ Michael A. Waters
                                     --------------------------
                                   Name:  Michael A. Waters
                                   Title: President


                                      /s/ Michael A. Waters
                                   ----------------------------
                                   Michael A. Waters


                         BUYER:    BLUE RHINO CORPORATION



                                   By /s/ Mark Castaneda
                                     --------------------------
                                   Name:  Mark Castaneda
                                   Title: Chief Financial Officer

Exhibit List
------------

Exhibit A        Buyer Warrant
Exhibit B        Indemnification Agreement
Exhibit C-1      Assignment of Trademarks
Exhibit C-2      Assignment of Intellectual Property
Exhibit C-3      Assignment and Assumption Agreement
Exhibit D        New License Agreement
Exhibit E        Allocation of Purchase Price
Exhibit F        Financial Statements